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                                                                    Exhibit 10.1

                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture") is made and entered into as of June 1, 2000 between Paper Warehouse, Inc., a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

                                    RECITALS

               WHEREAS, the parties hereto have entered into that certain Indenture dated as of July 20, 1999 (as amended, supplemented or modified from time to time, the "Original Indenture") pursuant to which the Company issued its 9% Convertible Subordinated Debentures Due September 15, 2005 (the "Debentures") in the original principal amount of $4,000,000.

               WHEREAS, the Company requested that the holders of the Debentures consent to the amendment of certain provisions of the Original Indenture.

               WHEREAS, pursuant to Section 902 of the Original Indenture, the holders of not less than a majority of the aggregate principal amount of the outstanding Debentures have consented to the aforementioned amendments as more fully set forth herein.

               WHEREAS, the Company requested that the holders of the Debentures waive any and all defaults, including any Events of Default, that currently exist under the Original Indenture as a result of the Company's breach of the net worth covenant in Section 1010 of the Original Indenture and the Company's breach of any other covenants incorporating the definition of "consolidated tangible net worth", and the consequences of these defaults.

               WHEREAS, pursuant to Section 513 of the Original Indenture, the holders of not less than a majority of the aggregate principal amount of the outstanding Debentures have waived any and all defaults, including any Events of Default, that currently exist under the Original Indenture as a result of the Company's breach of the net worth covenant in Section 1010 of the Original Indenture, and the Company's breach of any other covenants incorporating the definition of "consolidated tangible net worth", and the consequences of these defaults, as more fully set forth herein.

               WHEREAS, in order to effectuate the aforementioned amendments and formalize the aforementioned waiver, the parties hereto desire to amend the Original Indenture as set forth below and enter into this Supplemental Indenture.

               NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby amend the Original Indenture and further agree as set forth below:

         Section 1. DEFINITIONS. All terms capitalized but not otherwise defined in this First Supplemental Indenture shall have the meanings assigned to such terms in the Original Indenture.

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         Section 2. EFFECT OF THIS FIRST SUPPLEMENTAL INDENTURE.

         (A) Except as expressly supplemented or amended by this First Supplemental Indenture, all of the terms and provisions of the Original Indenture shall remain in full force and effect.

         (B) To the extent of any inconsistency between the terms and provisions of this First Supplemental Indenture and the terms and provisions of the Original Indenture, this First Supplemental Indenture shall control.

         (C) This First Supplemental Indenture shall take effect as of the date hereof.

         (D) The rules of construction stated in Section 1.01 of the Original Indenture shall apply to this First Supplemental Indenture.

         Section 3. AMENDMENT TO REPLACE DEFINITION OF CONSOLIDATED TANGIBLE NET WORTH. The definition of the term "Consolidated Tangible Net Worth" shall be replaced in its entirety to read as follows:

         "Consolidated Net Worth" means, with respect to any Person at any date of determination, the Consolidated stockholders' equity represented by the shares of such Person's capitalized stock outstanding as such date, as determined on a Consolidated basis in accordance with GAAP.

         Section 4. AMENDMENT TO SECTION 1007(3). Section 1007(3) of the Original Indenture shall be amended and restated in its entirety to read as follows:

         (3) Indebtedness (plus interest, premium, fees and other obligations associated therewith) that, immediately after giving PRO FORMA effect to the incurrence thereof, (i) does not cause the ratio of the sum of the Long Term Debt portion of the Capitalized Lease Obligations plus Long-Term Debt to Consolidated Net Worth to exceed 2.75:1 and (ii) does not cause the ratio of Total Liabilities to Consolidated Net Worth to exceed 5:1; or

         Section 5. AMENDMENT TO SECTION 1010. Section 1010 of the Original Indenture shall be amended and restated in its entirety to read as follows:

         The Company will at all times during the term of the Debentures keep and maintain Consolidated Net Worth at an amount not less than Seven Million Dollars ($7,000,000) plus 50% of the positive Consolidated Net Income earned after January 29, 1999.

         Section 6. AMENDMENT TO SECTION 301. The first sentence of the first paragraph of Section 301 of the Original Indenture shall be amended and restated in its entirety to read as follows:

         The Debentures shall be known and designated as the Convertible Subordinated Debentures due September 15, 2005 of the Company.

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         Section 7. AMENDMENT TO SECTION 301. The last sentence of the first paragraph of Section 301 of the Original Indenture shall be amended and restated in its entirety to read as follows:

         The Maturity of the Debentures shall be September 15, 2005, and each Debenture shall bear interest at the rate of 9.00% per annum through September 15, 2000 and 10.5% thereafter on the outstanding balance, until the principal thereof is paid or made available for payment.

         Section 8. AMENDMENT TO DEFINITION OF DEBENTURES. The definition of the term "Debentures" shall be amended and restated in its entirety to read as follows:

         "Debentures" means the Convertible Subordinated Debentures due September 15, 2005 issued pursuant to this Indenture.

         Section 9. REFERENCES TO DEBENTURES AND INTEREST RATE. All references in the Original Indenture and in the Debentures to the term "Debentures" shall hereafter be deemed to refer to the Convertible Subordinated Debentures due September 15, 2005, and all references in the Original Indenture and in the Debentures to the interest rate of the Debentures shall be deemed to refer to an interest rate of 9.0% through September 15, 2000 and 10.5% thereafter.

         Section 10. AMENDMENT TO FORM OF DEBENTURE. All references in Section 202 of the Original Indenture regarding the Form of the Face of the Debentures and in Section 203 of the Original Indenture regarding the Form of the Reverse Side of Debentures to the term "Debentures" shall hereafter be deemed to refer to the Convertible Subordinated Debentures due September 15, 2005 and all references therein to the interest rate of the Debentures shall be deemed to refer to an interest rate of 9.0% through September 15, 2000 and 10.5% thereafter.

         Section 11. LIMITED WAIVER. Pursuant to Section 513 of the Original Indenture, any and all defaults, including any Events of Default, that currently exist under the Original Indenture as a result of the Company's breach of the net worth covenant in Section 1010 of the Original Indenture and the Company's breach of any other covenants incorporating the definition of "consolidated tangible net worth", and the consequences of these defaults, are hereby waived, and shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture. This waiver is limited to this request and shall not be deemed or construed to be a consent to any future action or extend as a waiver to any subsequent default or impair any right consequent thereon.

         Section 12. REFERENCES TO INDENTURE. All references in the Original Indenture to the Indenture and/or to the term "Indenture" shall hereafter be deemed to refer to the Indenture as amended by this Supplemental Indenture and as may be further amended, modified, restated or replaced from time to time.

         Section 13. OTHER TERMS IN FULL FORCE AND EFFECT. Except as expressly so amended, the Indenture shall remain unmodified and in full force and effect.

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         Section 14. COUNTERPARTS. This First Supplemental Indenture may be
executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.

COMPANY:                         PAPER WAREHOUSE, INC.

                                 By:  /s/  Yale T. Dolginow
                                 Name:   Yale T. Dolginow
                                 Title:     Chairman and Chief Executive Officer

TRUSTEE:                         NORWEST BANK MINNESOTA,
                                  NATIONAL ASSOCIATION

                                 By:  /s/  Jane Schweiger
                                 Name:   Jane Y. Schweiger
                                 Title:     Corporate Trust Officer